Exhibit 5.1

December 9, 2004

Neose Technologies, Inc.
102 Witmer Road
Horsham, PA 19044

Ladies and Gentlemen:

          This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Neose Technologies, Inc., a Delaware corporation (the “Company”), with the U. S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $75,000,000 in aggregate offering price of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) authorized by the Company’s certificate of incorporation (the “Certificate”).  The Common Stock may be offered and sold from time to time on a delayed or continuous basis pursuant to Securities Act Rule 415, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective.

          We have examined the Registration Statement, the exhibits thereto, the Certificate and the Company’s bylaws (the “Bylaws”), as in effect on the date hereof, certain resolutions of the board of directors of the Company and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          We express no opinion as to the laws of any jurisdiction other than the State of Delaware and the federal laws of the United States of America.

          For the purposes of the opinions set forth below, we have assumed that the issuance of the Common Stock that may be issued from time to time will have been specifically authorized for issuance by the Company’s board of directors or an authorized committee thereof, consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate, the Bylaws and applicable Delaware law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that upon the completion of all Authorizing Proceedings relating to the Common Stock and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that at the time of any offering or sale of such Common Stock, the Company shall have such number of shares of Common Stock as are included in such offering or sale authorized and available for issuance, the Common Stock will be duly authorized and, when and if delivered against payment of valid consideration therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and non-assessable.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ PEPPER HAMILTON LLP

PEPPER HAMILTON LLP